Exhibit 10.12

2 North Street • Waldwick, New Jersey 07463-1804 ● (201) 652-4242 Fax ● (201) 652-3253

May 5, 2010

VIA FEDERAL EXPRESS
Medical Nutrition USA, Inc.
10 West Forest Avenue
Englewood, New Jersey 07631
Attention: Mr. Jeffrey Janco

Re:
Lease, as amended, between The Realty Associates Fund VI, L.P. (“Landlord”) and Medical Nutrition USA, Inc. (“Tenant”) for the premises located at 10 West Forest Avenue, Englewood, New Jersey (the “Lease”)

Dear Mr. Janco:

Enclosed please find for your files one (1) fully-executed Fourth Amendment to Lease for the above location.

Thank you.

Very truly yours,

KWARTLER ASSOCIATES, INC.
Managing Agents

Rita J. Kron
Director of Lease Administration

Enclosure
cc:	Dan Frank
Marc Krieger
Ray Mellett
Miguel Merzeau

The above is submitted subject to change in price, corrections, errors or omissions, prior sale or lease or withdrawal from the market without notice.

FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (“Fourth Amendment”) is made this 23 day of April 2010, by and between THE REALTY ASSOCIATES FUND VI, L.P., a Delaware limited liability partnership, successor in interest to Van Brunt Associates (“Landlord”) and MEDICAL NUTRITION USA, INC., a Delaware corporation, formerly known as Medical Nutrition, Inc. (“Tenant”).

W I T N E S S E T H :

WHEREAS, Van Brunt Associates, Landlord’s predecessor in interest, and Tenant entered into that certain Lease Agreement dated October 4, 1984 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of October 24, 1994 (the “First Amendment”), that certain lease extension letter dated November 17, 1999 (the “Letter Agreement”), that certain Second Amendment to Lease dated September 9, 2004 (the “Second Amendment”), and that certain Third Amendment to Lease dated July 27, 2009 (the “Third Amendment”) (collectively, the “Lease”), pursuant to which Tenant leased that certain premises in the building located at 10 West Forest Avenue, Englewood, New Jersey 07631 (the “Building”), said premises containing Seven Thousand Five Hundred (7,500) rentable square feet (the “Original Premises”); and

WHEREAS, Landlord and Tenant desire to amend the Lease to increase the square footage of the Original Premises and to amend certain other terms and conditions of the Lease as herein provided.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to the following:

1.           Recitals. The recitals set forth above are incorporated herein by this reference with the same force and effect as if fully set forth hereinafter.

2.           Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease. From and after the date hereof, the Lease and this Fourth Amendment shall be known collectively as the “Lease”.

3.           [Intentionally omitted]

4.           Premises.

a.           Effective on the date on which Landlord has delivered the Additional Premises (defined hereinafter) to Tenant for Tenant’s beneficial occupancy thereof (the “Effective Date”), which date is estimated to be on or about May 1, 2010, the rentable square footage of the Original Premises shall be increased by Five Thousand (5,000) rentable square feet of space in the Building which such space is known as 14 West Forest Avenue, Englewood, New Jersey as shown on the floor plan attached hereto as Exhibit A-1 (the “Additional Premises”) to a total of Twelve Thousand Five Hundred (12,500) rentable square feet. Tenant shall, within five (5) days after Landlord’s request, complete and execute the letter attached hereto as Exhibit B-1 and deliver it to Landlord.

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b.           From and after the Effective Date, except as otherwise provided herein, all references in the Lease to the “leased premises” or “premises” shall refer collectively to the Original Premises and the Additional Premises.

5.           Term. The Term of the Lease for the Additional Premises shall be coterminous with the Term of the Lease for the Original Premises and, accordingly, shall commence on the Effective Date and expire December 31, 2012 (inclusively, the “Additional Premises Term”), unless sooner terminated pursuant to the terms of the Lease or hereof.

6.           Base Rent. In addition to Base Rent payable with respect to the Original Premises, during the Additional Premises Term, Tenant shall pay Base Rent with respect to the Additional Premises at the times and in the manner set forth in Section 3 of the Original Lease in accordance with the following schedule:

Additional Premises Base Rent

Period	Annual Base Rent PRSF	Annual Base Rent (annualized amount)	Monthly Base Rent

Effective Date-12/31/10	$11.25	$56,250.00	$4,687.50
01/01/11-12/31/11	$11.50	$57,500.04	$4,791.67
01/01/12-12/31/12	$11.75	$58,749.96	$4,895.83

7.           Security Deposit. Upon Tenant’s execution of this Fourth Amendment, Tenant shall deposit with Landlord an additional Four Thousand Six Hundred Eighty-Seven and 50/100 Dollars ($4,687.50) to be added to the existing security deposit to increase the amount of the security deposit to Nineteen Thousand Eight Hundred Sixty-Seven and 50/100 Dollars ($19,867.50), which such security deposit shall be held in accordance with the provisions of Section 45 of the Original Lease. As of the date Tenant deposits the additional Four Thousand Six Hundred Eighty-Seven and 50/100 Dollars ($4,687.50) with Landlord, all references to “security deposit” in Section 45 of the Original Lease as well as elsewhere in the Lease shall be mean Nineteen Thousand Eight Hundred Sixty-Seven and 50/100 Dollars ($19,867.50).

8.           Tenant’s Pro Rata Share; Additional Rent. As of the Effective Date, all references to Tenant’s pro rata share in Sections 7, 9 and 10 of the Original Lease and elsewhere in the Lease shall mean 11.37% (consisting of 6.82% with respect to the Original Premises and 4.55% with respect to the Additional Premises). In addition to Base Rent due with respect to the Additional Premises and all sums due with respect to the Original Premises, from and after the Effective Date Tenant shall be obligated to pay Landlord with respect to the Additional Premises Tenant’s pro rata share of maintenance costs, real estate and personal property taxes and insurance costs pursuant to Sections 7, 9 and 10 of the Original Lease as well as all other additional rent and sums coming due under the Lease.

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9.           “As-Is” Condition; Tenant Improvement.

a.           Tenant hereby agrees to accept the Additional Premises in its “as-is” condition existing on the Effective Date and, except as expressly provided in Paragraph 9(b) below, Landlord shall have no obligation to construct any tenant improvements to the Additional Premises during the Additional Premises Term. For purposes hereof, “as-is” shall mean broom clean with all mechanical, plumbing, electrical and lighting systems serving the Additional Premises in good working order, subject to Paragraph 10 hereinbelow. Thereafter, Tenant shall be obligated for the repair, replacement and maintenance of such systems in accordance with the terms of the Lease.

b.           Notwithstanding anything to the contrary contained in subparagraph (a) above, pursuant to Paragraph 5(b) of the Third Amendment, Landlord agreed to perform certain work described therein (the “Third Amendment Improvements”). The parties hereto agree that the Third Amendment Improvements have not been performed by Landlord to date and agree that Paragraph 5(b) of the Third Amendment shall be deleted in its entirety and restated hereinafter as follows:

              On or around the Effective Date, using Building standard materials, methods and finishes and at Landlord’s cost, Landlord shall:

           (i)    repaint with one (1) coat of paint portions of the existing office area of the Original Premises in the locations shown on Schedule 1 attached hereto, such portions consisting of the walls of the entry foyer, circulation corridor and walls facing the open office area as well as the painted door surfaces facing these same areas. Landlord shall provide Building standard selections from which Tenant may select colors for the paint and carpet; and

           (ii)    remove sheet rock covering one side of the overhead door between the Original Premises and the Additional Premises. Landlord shall have the right to require Tenant to replace the sheet rock and restore the closing between the Original Premises and the Additional Premises at Tenant’s cost at the expiration of the Term;

           (iii)    replace the linoleum floor covering in the kitchen of the Original Premises with VCT and vinyl wall base. Landlord shall provide a selection from which Tenant shall choose;

           (iv)    remove carpet in L shaped storage room in the Additional Premises (it being understood that Landlord is merely removing the carpet and not replacing it or performing any other modifications in such storage room).

Items (i), (ii) and (iii) above shall be known as the “Initial Landlord’s Work”.

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In addition to the Initial Landlord’s Work, Tenant shall have the right to request Landlord to replace the carpeting in the Additional Premises in the locations shown on Schedule 2 attached hereto (which excludes one (1) interior room as shown on Schedule 2, which shall remain in its “as-is” condition) (“Additional Landlord’s Work”). Landlord shall provide a selection of carpet from which Tenant shall choose; provided, however, the carpet selection provided by Landlord for the Additional Landlord’s Work shall be of a comparable quality of the existing carpet in the Original Premises and shall be installed in the same manner and with comparable wall base. The Additional Landlord’s Work shall be performed in the Additional Premises subsequent to the Effective Date. Tenant shall provide Landlord with reasonable prior written notice (i.e., at least fifteen (15) days) requesting Landlord to perform the Additional Landlord’s Work. If Tenant has not provided Landlord with written notice requesting Landlord to perform the Additional Landlord’s Work on or before November 30, 2010, Landlord shall have no further obligation to perform the Additional Landlord’s Work hereunder from and after such date. Furthermore, Landlord shall have no obligation to perform the Additional Landlord’s Work if Tenant does not schedule installation of the Additional Landlord’s Work on or before December 20, 2010.

For purposes of this Paragraph, the Initial Landlord’s Work and the Additional Landlord’s Work shall be known collectively as “Landlord’s Work”. Tenant acknowledges and agrees that Landlord’s Work shall be performed while Tenant is in occupancy of the leased premises (i.e., the Original Premises and the Additional Premises), and Landlord’s actions in connection with the Landlord’s Work shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent or subject Landlord to any liability for any injury or interference with Tenant’s business; provided, however, Landlord shall use commercially reasonable efforts to minimize unreasonable interference with Tenant’s business in connection with performing Landlord’s Work. Landlord and Tenant shall agree upon a schedule for the performance of the Landlord’s Work but Landlord shall not be required to incur any overtime charges in performing Landlord’s Work. Prior to Landlord’s performance of Landlord’s Work, Tenant, at Tenant’s sole cost, shall remove Tenant’s personal property, equipment and furnishings from the areas which will be affected by Landlord’s Work.

       10.        HVAC Units. In addition to Landlord’s Work, on or about the Effective Date, Landlord, at Landlord’s cost, shall replace one (1) of the two (2) HVAC rooftop units serving the office area of the Additional Premises and one (1) of the two (2) radiant heater in the warehouse for the Additional Premises (collectively, the “New HVAC Equipment”) using Building standard materials, methods and finishes. Subject to the installation of the New HVAC Equipment, Landlord agrees that the HVAC equipment serving the Additional Premises shall be in good working order as of the Effective Date. Tenant shall be obligated to maintain the New HVAC Equipment as well as any other HVAC equipment, including without limitation, any radiant heaters, in the Premises (used herein to mean the Original Premises and the Additional Premises) (collectively, the “Premises HVAC Equipment”) as provided in the Lease. In addition to and not in lieu of any other repair and maintenance obligations Tenant may have for the Premises HVAC Equipment, Tenant shall enter into a periodic maintenance agreement (the “HVAC Maintenance Contract”) for the Premises HVAC Equipment with an HVAC contractor reasonably approved by Landlord, which contract shall provide for a minimum of two (2) inspections per year. The HVAC Maintenance Contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual. Should Tenant fail to obtain and/or maintain the HVAC Maintenance Contract, Landlord may, upon notice to Tenant, enter into such service contract on behalf of Tenant or perform the work and in either case, charge Tenant the cost thereof along with a reasonable amount for Landlord’s overhead. A copy of said contract shall be forwarded to the Landlord on an annual basis, and copies of inspection reports shall be delivered to the Landlord within ten (10) days of receipt thereof by Tenant. Landlord shall pass on to Tenant the benefit of any manufacturer’s and/or contractor’s warranties for the New HVAC Equipment to the extent obtained by Landlord.

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11.           Parking. In connection with Tenant’s lease of the Additional Premises, in addition to parking provided to Tenant under the Lease for the Original Premises, Tenant shall be entitled to use up to an additional eight (8) parking spaces in the parking areas of the Project, of which four (4) of such parking spaces shall be reserved parking spaces located in the parking area in front of the Building and four (4) of such parking spaces shall be reserved parking spaces located in the rear of the Additional Premises, subject to the provisions of the Lease. Tenant’s reserved parking spaces shall be in a location reasonably determined by Landlord.

12.           Brokers. Tenant shall indemnify and hold Landlord harmless from and against any loss, claim, damage, expense (including costs of suit and reasonable attorneys’ fees) or liability to any compensation, commission or charges claimed by any realtor, broker, agent or finder, other than Kwartler Associates, Inc., claiming to have dealt with Tenant in connection with this Fourth Amendment, including without limitation, Cushman & Wakefield of New Jersey, Inc., with whom Landlord has no agreement to pay a commission or any other fees in connection with this Fourth Amendment.

13.           Reaffirmation of Terms. Except as modified herein, all of the terms, covenants and provisions of the Lease are hereby confirmed and ratified and shall remain unchanged and in full force and effect.

14.           Representations. Tenant hereby represents and warrants to Landlord that Tenant (i) is not in default of any of its obligations under the Lease and that such Lease is valid, binding and enforceable in accordance with its terms, (ii) has full power and authority to execute and perform this Fourth Amendment, and (iii) has taken all action necessary to authorize the execution and performance of this Fourth Amendment.

15.           Counterpart Copies. This Fourth Amendment may be executed in two or more counterpart copies, each of which shall be deemed to be an original and all of which counterparts shall have the same force and effect as if the parties hereto had executed a single copy of this Fourth Amendment.

[SIGNATURES APPEAR ON NEXT PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Amendment as of the day and year first above written.

LANDLORD:

THE REALTY ASSOCIATES FUND VI, L.P.,
a Delaware limited partnership

By:	Realty Associates Fund VI LLC, a Massachusetts limited liability company, general partner

	By:	Realty Associates Advisors LLC, a Delaware limited liability company, Manager

		By:	Realty Associates Advisors Trusts, a Massachusetts business trust, Manager

By:
[Officer] James P. Knowles Regional Director

TENANT:

MEDICAL NUTRITION USA, INC.
a Delaware corporation

By:
Name:	JEFFREY JANCO
Title:	SVP/Operations

Frank J Kemmeding
Chief Financial Officer

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EXHIBIT A-1

ADDITIONAL PREMISES

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A-1-1

EXHIBIT B-1

VERIFICATION LETTER
verification letter

MEDICAL NUTRITION USA, INC., a Delaware corporation, (“Tenant”) hereby certifies that it has entered into a lease amendment with THE REALTY ASSOCIATES FUND VI, L.P., a Delaware limited partnership (“Landlord”) and verifies the following information as of the____ day of____________ , 20__:

Number of Rentable Square Feet in Premises:

Effective Date:

Lease Termination Date:

Tenant’s Proportionate Share:

Initial Base Rent:

Federal Tax I.D. No.:

Tenant acknowledges and agrees that all tenant improvements Landlord is obligated to make to the Additional Premises, if any, have been completed and that Tenant has accepted possession of the Additional Premises and that as of the date hereof, there exist no offsets or defenses to the obligations of Tenant under the Lease. Tenant acknowledges that it has inspected the Additional Premises and found them suitable for Tenant’s intended commercial purposes.

TENANT:

MEDICAL NUTRITION USA, INC.,
a Delaware corporation

By:

Its:

[SIGNATURES CONTINUE ON NEXT PAGE]

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B-1-1

ACKNOWLEDGED AND AGREED TO:

LANDLORD:

THE REALTY ASSOCIATES FUND VI, L.P.,
a Delaware limited partnership

By:	Realty Associates Fund VI LLC, a Massachusetts limited liability company, general partner

	By:	Realty Associates Advisors LLC, a Delaware limited liability company, Manager

		By:	Realty Associates Advisors Trusts, a Massachusetts business trust, Manager

By:
[Officer]

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B-1-2

SCHEDULE 1

LOCATION OF INITIAL LANDLORD’S WORK

LANDLORD’S WORK

Key:

REPLACE LINOLEUM WITH VCT TILE (LANDLORD TO PROVIDE SELCTION)

RE-PRINT ENTRY FOYER, CIRCULATION CORRIDOR AND OPEN AREA WALLS AND PAINTED DOORS (EXCLUDE STAINED DOORS)
USE SAME COLORS AS EXISTING COLORS

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Sch 1-1

SCHEDULE 2

LOCATION OF ADDITIONAL LANDLORD’S WORK

14 West Forest Avenue
Tenant’s Additional Premises
Only carpeted office areas, excluding Storage Room shown,
shall be subject to re-carpeting according to the terms set forth in the
Fourth Amendment To Lease attached hereto.

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Sch 2-1